Termination and Settlement Agreement


         This Termination and Settlement Agreement ("Agreement") is entered into October 1, 2005 by and among IntegraMed America, Inc., a Delaware corporation, with its principal place of business at Two Manhattanville Road, Purchase, New York 10577 ("IntegraMed"), ivpcare, inc., a Texas corporation, with its principal place of business at 7164 Technology Drive, Suite 100, Frisco, Texas 75034 ("IVP") and IntegraMed Pharmaceutical Services, Inc., a Texas corporation, with its principal place of business at Two Manhattanville Road, Purchase, New York 10577 ("IPSI"). IntegraMed, IVP and IPSI collectively referred to as "Parties" and individually as a "Party."

                                    Recitals:

         The Parties entered into a service agreement dated January 16, 2002, as amended May 1, 2002, February 1, 2003 and June 11, 2004, (collectively, the "Service Agreement").

         The Parties desire to terminate the Service Agreement and provide for an orderly handling of Receivables under the Service Agreement in existence on September 30, 2005.

         In consideration of the mutual covenants, agreements and promises herein made, and based upon the recitals that are here incorporated by reference as binding obligations and expressions of the purpose of this Agreement, the parties intending to be legally bound, hereby agree as follows:

1. Definitions. All capitalized terms used herein, unless defined herein, shall have the same meaning ascribed to such terms in the Service Agreement.

2. Termination of Service Agreement. The parties hereby agree to terminate the Service Agreement effective 11:59 p.m. September 30, 2005 (the "Termination Date").

3. Accounts Receivable. IVP agrees to collect on behalf of IPSI all Receivables that arose from the sale of Pharmaceutical Products to Customers of the Medical Practices pursuant to the Service Agreement and which exist on the Termination Date, in the aggregate amount set forth on Exhibit 3, and will remit the same to IntegraMed, as collected, net of a collection fee equal to three (3%) percent of collected Receivables.

                  3.1 IntegraMed reserves the right to determine whether a particular Receivable is uncollectible and IVP agrees not to take action to turn

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any Receivable over to a collection agency or attorney for collection, or initiate any legal proceeding regarding any Receivable without the prior written authorization of IntegraMed.

                  3.2 Upon the request of IntegraMed, IVP will provide IntegraMed with a detailed listing of Receivables outstanding.

4. IntegraMed and IPSI General Release. Except for the obligations arising out of this Agreement, and for any rights of contribution or indemnity which may hereinafter arise with respect to any suit, claim, debt or cause of action for professional or general liability arising out of Service Agreement, IntegraMed and IPSI hereby release and forever discharge IVP, its affiliates, successors, shareholders, predecessors, assigns, agents, officers, directors and employees from any and all claims, suits demands, debts, causes of action, liabilities, indemnities, obligations, costs, losses, damages and expenses of whatsoever kind or nature, whether legal, equitable or statutory, liquidated or unliquidated, known or unknown, including, but not limited to those arising out of the Service Agreement. It is expressly understood by IntegraMed and IPSI that the granting of this general release to IVP shall constitute a voluntary and knowing waiver of any right to legal recourse against IVP except such legal action that may be necessary to enforce the terms of this Agreement.

5. IVP General Release. IVP hereby releases and forever discharges IntegraMed and IPSI, their affiliates, successors, shareholders, predecessors, assigns, agents, officers, directors and employees from any and all claims, suits demands, debts, causes of action, liabilities, indemnities, obligations, costs, losses, damages and expenses of whatsoever kind or nature, whether legal, equitable or statutory, liquidated or unliquidated, known or unknown, including, but not limited to those arising out of the Service Agreement. It is expressly understood by IVP that the granting of this general release to IntegraMed and IPSI shall constitute a voluntary and knowing waiver of any right to legal recourse against IntegraMed and IPSI except such legal action that may be necessary to enforce the terms of this Agreement.

6. Amendments. No modification, amendment or addition to this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all Parties.

7. Notices. Any notice, request, demand and other communication provided for in this Agreement as required among the parties in connection with the Agreement shall be in writing and shall be deemed to have been given at the time when mailed at any United States Post Office via certified mail, prepaid, or sent by overnight delivery services, addressed to the party at the address set forth below or such other addresses as such party may designate by notice:



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To IntegraMed or IPSI:

         Jay Higham, President
         IntegraMed America, Inc.
         Two Manhattanville Road
         Purchase, NY 10577-2113

To IVP:

         Von L. Best, President
         ivp care, inc.
         7164 Technology Drive
         Suite 100
         Frisco, TX 75034

8. Entire Agreement. This Agreement and all attachments hereto which are incorporated herein and made a part hereof represent the entire understanding of the the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings between the parties hereto, whether oral or written, with respect to such subject matter.

9. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first above written.

INTEGRAMED AMERICA, INC.

By:  /s/ Jay Higham
         ------------------------
         Jay Higham, President

IntegraMed Pharmaceutical Services, Inc.


By: /s/ Jay Higham
        ------------------------
        Jay Higham, Vice President

ivp care, inc.


By: /s/ Von L. Best
        ------------------------
        Von L. Best, President